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                                                                    Exhibit 5.01


One Oxford Centre                                                  MORGAN, LEWIS
Thirty-Second Floor                                                & BOCKIUS LLP
Pittsburgh, PA  15219-6401                                     Counselors at Law
412-560-3300
Fax: 412-560-3399


June 8, 1998

UniCapital Corporation
10800 Biscayne Boulevard
Suite 300
Miami, FL  33161

Re:      Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to UniCapital Corporation, a Delaware corporation (the "Company"), in connection with the preparation of its Registration Statement on Form S-1 (File No. 333-53779) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the offering and sale by the Company of up to 25,000,000 shares (the "Shares") of the Company's Common Stock, par value $.001 per share ("Common Stock").

We are familiar with the Registration Statement. We have reviewed the Company's Certificate of Incorporation and Bylaws, each as amended to date. We have also examined such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as we have deemed necessary for purposes of expressing an opinion on the matters hereinafter set forth. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies.

On the basis of the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the plan of distribution set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part thereof under the caption "Legal Matters." By giving this consent, we do not admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Yours truly,

/s/ MORGAN, LEWIS & BOCKIUS LLP
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